FOR IMMEDIATE RELEASE                                     EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES FILING OF SHELF
REGISTRATION STATEMENT

MINNEAPOLIS – (Oct. 13, 2009) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced it filed a shelf registration statement with the Securities and Exchange Commission (SEC), which if and when it’s declared effective by the SEC, permits the company to issue up to $50 million worth of registered equity securities.

At such time the shelf registration statement is declared effective, the company will have the ability to issue common stock, preferred stock, warrants to purchase common stock, subscription rights, or any combination of such securities. The company can issue these securities at its discretion in one or more separate transactions with size, price and terms to be determined at the time of issuance.

The shelf registration statement will allow Select Comfort – subject to market conditions and the company’s capital needs – the flexibility to raise additional capital to strengthen the company’s financial position and increase its financial flexibility. The company previously indicated it was seeking to raise additional capital, but does not anticipate it will need to issue all $50 million of the registered equity securities in the near term.

A shelf registration statement on Form S-3 relating to these securities was filed with the SEC, but has not become effective. Therefore, these securities may not be sold, nor may offers to
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buy be accepted, prior to the SEC declaring the shelf registration statement effective. This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of such securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer of these securities will be made solely by means of the prospectus included in the shelf registration statement and any prospectus supplement that may be issued.

About Select Comfort Corporation
Founded more than 20 years ago, Select Comfort was ranked the no. 1 bedding retailer in the United States for nine years running1. Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit and the risk that we may not be successful in obtaining continuing waivers or other financial accommodations from our lenders; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability
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to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several-sole source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
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